EXHIBIT 10.2



                        FORM OF ESCROW AGREEMENT BETWEEN
                         FIDELITY DIVIDEND CAPITAL INC.
                                       AND
                              ______________ , N.A.
                                __________, 2004

________________, N.A.

________________

________________

________________

Attn:

         Re:  Fidelity Dividend Capital Inc. Escrow Agreement

Ladies and Gentlemen:

         Fidelity Dividend Capital Inc., a Maryland corporation (the "Company"), proposes to offer and sell to the public 29,000,000 shares of its common stock (the "Shares"). __________________________, a registered broker-dealer (the "Dealer Manager"), will act as Dealer Manager for the offering of the Shares. The Company will sell a minimum of 200,000 Shares at a price of $10.00 per Share for a total minimum capital raised of $2,000,000 (the "Required Capital"). The Company hereby appoints you as Escrow Agent for purposes of holding the proceeds from the sale of the Shares, and the Company shall deposit with you such proceeds to be held by you as Escrow Agent on the terms and conditions hereinafter set forth:

         1. Persons subscribing to purchase the Shares will be instructed by the Dealer Manager or any soliciting dealers to remit the purchase price in the form of checks, draft or money orders (hereinafter call "instruments of payment") payable to the order of Fidelity Dividend Capital Inc. Subscribers may also deliver funds by wire transfer in accordance with wire transfer instructions which you shall provide to Dealer Manager. Within one business day after receipt of instruments of payment from the offering, the Dealer Manager will send to you: (a) each subscriber's name, address, number of Shares purchased and purchase price remitted, and (b) the instruments of payment from such subscribers for deposit by you into the escrow account established by you in connection with the offering of Shares (the "Escrow Account"), which deposit shall occur within one business day after you receive such materials. Instruments of payment and wired funds received from residents of New York and Pennsylvania shall be placed in a separate escrow account established specifically for such subscribers.

         2. The instruments of payment are to be promptly processed for collection by you following deposit by the Dealer Manager into the Escrow Account. The proceeds thereof are to be held in the Escrow Account until such funds are either returned to the subscribers in accordance with paragraph 3 hereof or otherwise disbursed in accordance with paragraph 6 hereof. In the event any of the instruments of payment are returned to you for nonpayment prior to receipt by you of the Required Capital, you shall promptly notify the Dealer Manager in writing of such nonpayment and you are authorized to debit the Escrow Account in the amount of such returned nonpayment as well as any interest earned on the investment represented by such payment.

         3. In the event that at the close of business on __________, 2006 (the "Expiration Date") you are not in receipt of evidence of subscriptions accepted on or before such date, and instruments of payment dated not later than that date (or actual wired funds), for the purchase of Shares providing for total purchase proceeds that equal the Required Capital (exclusive of any funds received from subscriptions for Shares from entities which we have notified you are affiliated with the Company or its Affiliates and exclusive of subscriptions from New York and Pennsylvania residents) from at least 100 investors who we confirm to you are independent of the Company and independent of each other, you shall promptly notify the Company that such instruments of payment have not been received by you. Thereafter, you agree to use your best efforts to obtain an executed IRS Form W-9 or other applicable tax form from each subscriber.

Promptly following the Expiration Date, and in any event no later than five business days after the Expiration Date, you shall promptly return by your check the funds deposited in the Escrow Account, or shall return the instruments of payment delivered to you if such instruments have not been processed for collection prior to such time, directly to each subscriber at the address given to the Company. Included in the remittance shall be a proportionate share of the income earned in the account allocable to each subscriber's investment in accordance with the terms and conditions specified in paragraph 7 hereof, except that in the case of subscribers who have not provided you an executed Form W-9 or other applicable tax form, you shall withhold the applicable backup withholding tax from the earnings attributable to those subscribers in accordance with federal tax rules. Notwithstanding the foregoing, you shall not be required to remit any payments until funds represented by such payments have been collected by you.

          In the event that the Company rejects any subscription for which you have already collected funds, you shall promptly issue a refund check to the rejected subscriber. If the Company or Dealer Manager reject any subscription for which you have not yet collected funds but have submitted the subscriber's check for collection, you shall promptly issue a check in the amount of the subscriber's check to the rejected subscriber after you have cleared such funds. If you have not yet submitted a rejected subscriber's check for collection, you shall promptly remit the subscriber's check directly to the subscriber.

         4. Following receipt by you of cash and instruments of payment (or wired funds) of the Required Capital from at least 100 separate subscribers prior to the time provided in paragraph 3 hereinabove, you shall notify the Company in writing within one business day when such funds have been collected through normal banking channels and deposited into the Escrow Account.

         5. Prior to the disbursement of funds deposited in the Escrow Account in accordance with the provisions of paragraph 3 or 6 hereof, you shall invest all of the funds deposited in the Escrow Account in Short-term Investments" (as defined below) and you are further authorized and you agree to reinvest all earnings and interest derived therefrom in any of the Short-term Investments specified below. In the event that instruments of payment are returned to you for nonpayment, you are authorized to debit the Escrow Account in accordance with paragraph 2 hereof.

              "Short-term Investments" include obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposits of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation which can be readily sold or otherwise disposed of for cash without any disposition of the offering proceeds invested.

                 The following securities are not permissible investments:

                 (a) money-market mutual funds;

                 (b) corporate equity or debt securities;

                 (c) repurchase agreements;

                 (d) bankers' acceptances;

                 (e) commercial paper; and

                 (f) municipal securities.


         6. All disbursements from the Escrow Account, except for disbursements under the provisions of paragraph 3 hereof, shall be made by you only pursuant to the provisions of this paragraph 6. Except for disbursements authorized upon court order, you shall hold all funds in the Escrow Account until (i) the date checks for Required Capital have cleared normal banking channels after receipt by you of the Required Capital, and (ii) receipt of letter instructions from the Company directing disbursements of such funds to the Company. Notwithstanding the foregoing, all subscriptions received from New York and Pennsylvania residents must be retained by you until the earlier of (i) 120 days after the commencement of this offering or (ii) such time as a total of $2,500,000 and $12,500,000, respectively, has been deposited into the Escrow Account by subscribers residing in all states. If at the end of such 120 day period the minimum respective escrow amounts set forth above for New York and Pennsylvania have not been satisfied, then within 15 calendar days the funds deposited by New York and/or Pennsylvania investors, as the case may be, shall be returned to them. In disbursing such funds, you are authorized to rely solely upon such letter instructions, which you receive from the Company; provided that, if in your opinion such letter instructions from the Company are unclear, you are authorized to rely upon the written advice of legal counsel to the Company in distributing such funds. However, you shall not be required to disburse any funds attributable to instruments of payment, which have not been collected by you.


         7. In the event the offering of Shares terminates prior to receipt of the Required Capital, income earned on subscription proceeds deposited in the Escrow Account ("Gross Escrow Income") minus the total escrow expenses ("Net Escrow Income") shall be remitted to subscribers in compliance with paragraph 3. Each subscriber's pro rata portion of Net Escrow Income shall be determined as follows: The total amount of Net Escrow Income shall be multiplied by a fraction, the numerator of which is determined by multiplying the number of Shares purchased by said subscriber times the number of days said subscriber's proceeds are invested prior to termination of the offering, and the denominator of which is the total of the numerators for all such subscribers. Notwithstanding the foregoing, (i) escrow expenses may be deducted from the Escrow Account only to the extent of Gross Escrow Income, and the Company shall reimburse the Escrow Agent for any escrow expenses in excess of such amount, and
(ii) Maine, Missouri, North Carolina, Ohio and Pennsylvania residents will be paid their pro rata portion of income earned on subscription proceeds deposited in the Escrow Account without any deductions for escrow expenses. You shall promptly notify the Company of the amount of Net Escrow Income which subscribers who are Maine, Missouri, Ohio or Pennsylvania residents would have received if escrow expenses were not deducted from Gross Escrow Income, and the Company shall reimburse you for such pro rata escrow expenses attributable to subscribers who are Maine, Missouri, Ohio or Pennsylvania residents. You shall promptly remit all such Net Escrow Income in accordance with paragraph 3.

         8. In performing any of your duties hereunder, you shall not incur any liability to anyone for any damages, losses or expenses, except for willful default, breach of trust, or gross negligence, and accordingly you shall not incur any such liability with respect to any action taken or omitted (1) in good faith upon advice of your counsel given with respect to any questions relating to your duties and responsibilities under this Agreement, or (2) in reliance upon any instrument which you shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform to the provisions of this Agreement.


         9. The Company hereby agrees to indemnify and hold you harmless against any and all losses, claims, damages, liabilities and expenses, including reasonable attorneys' fees and disbursements, that may be imposed on you or incurred by you in connection with your acceptance of appointment as the Escrow Agent hereunder, or the performance of your duties hereunder, including any litigation arising from this Agreement or involving the subject matter hereof, except where such losses, claims, damages, liabilities and expenses result from the willful default, breach of trust or gross negligence of the Escrow Agent or any of its officers, employees or agents.

         10. In the event of a dispute between the parties hereto sufficient in your discretion to justify doing so, you shall be entitled to tender into the registry or custody of the District Court for ________ County all money or property in your hands under this Agreement, together with such legal pleadings as you deem appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement. In the event of any uncertainty as to your duties hereunder, you may refuse to act under the provisions of this Agreement pending order of a court of competent jurisdiction and you shall have no liability to the Company or to any other person as a result of such action. Any such legal action shall be brought in the District Court for Broward County. The filing of any such legal proceedings shall not deprive you of your compensation earned prior to such filing.

         11. All written notices required hereunder to you shall only be effective if delivered personally or by certified mail, return receipt requested to your address stated above. All written notices and letters required hereunder to the Company or the Dealer Manager shall only be effective if delivered personally or by certified mail, return receipt requested, to Fidelity Dividend Capital Inc., at Suite 52-A, Smoke Ridge Rd., Queensbury, New York, 12804.

         12. This Agreement shall be governed by the laws of the State of Delaware as to both interpretation and performance.


         13. The provisions of this Agreement shall be binding upon the legal representatives, heirs, successors and assigns of the parties hereto.

         14. The Company hereby acknowledges that you are serving as Escrow Agent only for the limited purposes herein set forth, and hereby agrees that it will not represent or imply that you, by serving as Escrow Agent hereunder or otherwise, have investigated the merits of an investment in the Company, or have approved, endorsed or passed upon the merits of the Shares. The Company further agrees that it shall not use your name in any manner whatsoever in connection with the offer or sale of the Shares other than by acknowledgment that you have agreed to serve as Escrow Agent for the limited purposes herein set forth.

         15. This Agreement and any amendment hereto may be executed by the parties hereto in one or more counterparts, each of which shall be deemed to be an original.

         16. In the event that you receive instruments of payment (or wired funds) after the Required Capital has been received and the proceeds of the Escrow Account have been distributed to the Company, you are hereby authorized to deposit such instruments of payment to a deposit account as directed by the Company.

         17. The Escrow Agent shall be bound only by the terms of this Escrow Agreement and shall not be bound or incur any liability with respect to any other agreement or understanding between any other parties, whether or not the Escrow Agent has knowledge of any such agreements or understandings.

         18. Indemnification provisions set forth herein shall survive the termination of this Agreement.

         19. Upon acceptance and distribution of the Required Capital, this Escrow Agreement shall terminate and the Escrow Agent shall have no further responsibility or liability with regard to the terms of this Agreement.

         20. The Escrow Agent has no responsibility for accepting, rejecting or approving subscriptions.

         21. This Agreement shall not be modified, revoked, released or terminated unless reduced to writing and signed by all parties hereto, subject to the following paragraph.

         22. The Escrow Agent may resign at any time from its obligation under this Escrow Agreement by providing written notice to the Company. Such resignation shall be effective on the date specified in such notice which shall be not less than thirty (30) days after such written notice has been given. The Escrow Agent shall have no responsibility for the appointment of a successor escrow agent. Unless otherwise provided in this Agreement, final termination of this Escrow Agreement shall occur on the date that all funds held in the Escrow Account are distributed wither (a) to the Company pursuant to paragraph 6 hereof, or (b) to subscribers pursuant to paragraphs 3 and 7 hereof.

       23. The Escrow Agent may be removed for cause by the Company by written notice to the Escrow Agent effective on the date specified in such notice. The removal of the Escrow Agent shall not deprive the Escrow Agent of its compensation earned prior to such removal.

         Agreed to as of the ____ day of _____________, 2004.





                                           FIDELITY DIVIDEND CAPITAL INC.,
                                            a Maryland corporation



                                            By:
                                                --------------------------------

                                            (NAME OF BROKER-DEALOR)
                                            a _____________________ company



                                            By:
                                                --------------------------------

                                            The terms and conditions contained
                                            above are hereby accepted and agreed
                                            to by:

                                            ______________ BANK, N.A.



                                            By:
                                                --------------------
                                            Name:

                                            Title: